Exhibit 5.1

November 8, 2024

SoundHound AI, Inc.

5400 Betsy Ross Drive
Santa Clara, CA 95054

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SoundHound AI, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time of additional shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), up to a maximum aggregate amount of $20,000,000 (the “Shares”), pursuant to an Equity Distribution Agreement, dated November 8, 2024, among the Company, Barclays Capital Inc., Piper Sandler & Co., D. A. Davidson & Co., H.C. Wainwright & Co., LLC and Joseph Gunnar & Co., LLC. The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-273393) (the “Prior Registration Statement”), which was declared effective on August 4, 2023, including the prospectus which forms part of the Prior Registration Statement (the “Prospectus”) and the supplements to the Prospectus referred to therein (each a “Prospectus Supplement”). The Shares are covered by the Registration Statement, and we understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference of our firm under the caption “Experts” in the Prospectus Supplement and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Actor the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus Supplement within the meaning of the term “expert” as used in the Act or the related rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP